UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 17, 2015 (July 16, 2015)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 13, 2015, Builders FirstSource, Inc. (“Builders”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with ProBuild Holdings LLC, a Delaware limited liability company (“ProBuild”), and the holders of securities of ProBuild named as parties thereto. Headquartered in Denver, Colorado, ProBuild is one of the nation’s largest professional building materials suppliers. Pursuant to the Securities Purchase Agreement, Builders will acquire all of the operating affiliates of ProBuild through the purchase of all of the issued and outstanding equity interests of ProBuild for approximately $1.63 billion, subject to certain adjustments (the “ProBuild Acquisition”).

Preliminary Financial Data

Builders is electing to provide selected preliminary financial data for Builders and ProBuild for the three months ended June 30, 2015. Neither Builders nor ProBuild generally release preliminary results and, following the completion of the ProBuild Acquisition, Builders does not expect to provide similar information on a going forward basis. Builders expects to provide this information to prospective lenders and investors in connection with certain previously announced financing transactions which are expected to provide a portion of the consideration for the ProBuild Acquisition.

The selected financial data presented below are preliminary, based upon estimates by Builders and ProBuild and are subject to revision based upon Builders’ and ProBuild’s financial closing procedures and the completion of Builders’ and ProBuild’s financial statements. Builders’ and ProBuild’s actual results may be materially different from the estimates set forth below and are not necessarily indicative of Builders’ results for the full fiscal year or any future period following the consummation of the ProBuild Acquisition. The preliminary financial data included in the Current Report has been prepared by, and is the responsibility of, the management of Builders and ProBuild. Builders’ and ProBuild’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Builders’ and ProBuild’s independent auditors do not express an opinion or provide any other form of assurance with respect thereto.

Builders Selected Preliminary Financial Data for the Three Months Ended June 30, 2015

Based on the information available to Builders’ management as of the date of this Current Report, Builders estimates its net sales for the three months ended June 30, 2015 will be between $455.0 million and $465.0 million, as compared to $426.5 million for the three months ended June 30, 2014. Adjusted EBITDA is estimated to be between $27.1 million and $28.0 million, as compared to $20.4 million for the three months ended June 30, 2014. The following table sets forth Builders’ net sales and a reconciliation of Builders’ net income to Builders’ Adjusted EBITDA for the three months ended June 30, 2014 and the low and high end of Builders’ estimated range for Builders’ net sales and Adjusted EBITDA for the three months ended June 30, 2015. For more information regarding Builders’ presentation of estimated Adjusted EBITDA, see “Appendix A.”

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2015
		Low	High
	(in thousands)
Net sales	$426,543	$455,000	$465,000

Net income	10,609	3,000	4,000
Depreciation and amortization expense	2,040	3,630	3,630
Interest expense, net	6,504	12,573	12,573
Income taxes	230	(170)	(230)
Loss (gain) from discontinued operations, net of tax	11	(10)	(10)

EBITDA	19,394	19,023	19,963
Stock compensation expense	926	1,602	1,602
Transaction costs	—	6,365	6,365
Other	38	83	83

Adjusted EBITDA	$20,358	$27,073	$28,013

ProBuild Selected Preliminary Financial Data for the Three Months Ended June 30, 2015

Based on the information available to ProBuild’s management as of the date of this Current Report, ProBuild estimates its net sales for the three months ended June 30, 2015 will be between $1,155.0 million and $1,175.0 million, as compared to $1,209.4 million for the three months ended June 30, 2014. ProBuild estimates that facility closures impacted quarter-over-quarter sales comparisons by approximately $17.7 million. Commodity price deflation, combined with ongoing initiatives to improve gross margin, also slowed sales growth in the three months ended June 30, 2015. Adjusted EBITDA is estimated to be between $69.5 million and $74.6 million, as compared to $69.0 million for the three months ended June 30, 2014. The following table sets forth ProBuild’s net sales and a reconciliation of net income to ProBuild’s Adjusted EBITDA for the three months ended June 30, 2014 and the low and high end of ProBuild’s estimated range for ProBuild’s net sales and Adjusted EBITDA for the three months ended June 30, 2015. For more information regarding this presentation of estimated Adjusted EBITDA, see “Appendix A.”

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2015
		Low	High
	(in thousands)
Net sales	$1,209,395	$1,155,000	$1,175,000

Net income(1)	22,367	45,000	50,000
Depreciation and amortization expense	16,136	14,245	14,245
Interest expense, net	14,025	12,838	12,838
Income tax expense	800	400	450

EBITDA	53,328	72,483	77,533
Long-term bonus	687	1,328	1,328
LIFO expense	6,153	(6,889)	(6,889)
(Gain) loss on sale	327	(1,405)	(1,405)
Loss from closed operations	1,854	2,707	2,707
Other(2)	6,654	1,284	1,284

Adjusted EBITDA	$69,003	$69,508	$74,558

(1)	Represents ProBuild Holdings, Inc.’s net income before amounts attributable to noncontrolling interests.

(2)	Three months ended June 30, 2014 includes adjustments for one-time costs ($3.2 million), harmonization and changes of accounting policies ($1.6 million), and full year effect of cost savings initiatives ($1.9 million).

Three months ended June 30, 2015 includes adjustments for one-time costs ($0.5 million) and harmonization and changes of accounting policies ($0.8 million).

Combined Financial Data for the Last Twelve Months Ended March 31, 2015

As previously announced, in connection with the ProBuild Acquisition the Company intends to offer $750 million of senior notes due 2023 (the “Notes”). In connection with the offering of the Notes, the Company has prepared an offering memorandum, an excerpt of which is being furnished as Exhibit 99.1, to be provided to certain qualified institutional buyers as such term is defined under the Securities Act of 1933, as amended. Exhibit 99.1 contains certain “non-GAAP financial measures” as such term is defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The non-GAAP financial measures used in Exhibit 99.1 should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP financial measures contained in Exhibit 99.1 may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in Exhibit 99.1, should be read in conjunction with the Company’s financial statements filed with the SEC.

Item 8.01. Other Events

On July 16, 2015, the Company issued a press release to announce the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Company intends to use the net proceeds from the offering of the Notes to (i) pay a portion of the consideration for the ProBuild Acquisition, (ii) repay certain of its and ProBuild’s existing indebtedness and (iii) pay a portion of the related transaction fees and expenses. This Current Report does not constitute an offer to purchase the Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Excerpt from offering memorandum.

99.2	News release announcing the offering of $750.0 million of senior notes due 2023, dated July 16, 2015.

The information furnished in Item 7.01, exhibit 99.1 and the accompanying appendix shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: July 17, 2015

APPENDIX A

Use of Non-GAAP Financial Measures

Builders’ management utilizes financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) in analyzing its results. Builders occasionally makes this non-GAAP information available to investors to provide them with an alternative method of assessing Builders’ current operating performance as compared to past performance, while allowing investors access to the same set of tools that Builders’ management uses in analyzing its results. Builders has also prepared and presented in this Current Report non-GAAP financial information relating to ProBuild to provide investors with an alternative method of assessing ProBuild’s current operating performance as compared to past performance, while allowing investors access to the same set of tools that Builders’ management uses in analyzing ProBuild’s results. These non-GAAP measures should be considered in addition to Builders’ and ProBuild’s previously released annual and quarterly financial results prepared in accordance with GAAP and should not be considered as a substitute for or superior to GAAP results. Builders’ calculations of these non-GAAP financial measures for itself and for ProBuild are not the same and they are not necessarily comparable to each other or to similarly titled measures reported by other companies. Builders has provided the definitions below for these non-GAAP measures, together with an explanation of why Builders’ management uses these measures and why Builders’ management believes that these non-GAAP financial measures for itself and for ProBuild are useful to investors. In addition, Builders has provided a reconciliation within the Current Report to reconcile these non-GAAP financial measures for itself and for ProBuild to each company’s net income, the nearest equivalent GAAP measure.

Builders defines Adjusted EBITDA as net income before depreciation and amortization expense, net interest expense, income taxes, loss (gain) from discontinued operations, net of tax, stock compensation expense, transaction costs and certain other items.

With respect to ProBuild, Builders defines Adjusted EBITDA as ProBuild’s net income before depreciation and amortization expense, net interest expense, income tax expense, long-term bonus, LIFO expense, (gain) loss on sale, (income) loss from closed operations, impairments and other extraordinary adjustments, cost adjustments and certain other items.

Builders’ management uses Adjusted EBITDA as a supplemental measure in evaluating the performance of its business and of ProBuild’s business and believes that Adjusted EBITDA provides a meaningful measure of each company’s performance because it eliminates the effects of period to period changes in taxes, costs associated with capital investments, interest expense and other non-cash and non-recurring items. Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Accordingly, it should not be considered in isolation or as a substitute for net income or other financial measures prepared in accordance with GAAP.

When evaluating Builders’ Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Builders’ Adjusted EBITDA and (ii) whether Builders’ Adjusted EBITDA has remained at positive levels historically. Because Adjusted EBITDA excludes some but not all items that affect net income and may vary among companies, Adjusted EBITDA for Builders and for ProBuild may not be comparable to each other or to Adjusted EBITDA or similarly titled measures of other companies. Adjusted EBITDA does not give effect to the cash Builders and ProBuild must use to service debt or pay income taxes and thus does not reflect the funds generated from or used in operations or actually available for capital investment.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Excerpt from offering memorandum.

99.2	News release announcing the offering of $750.0 million of senior notes due 2023, dated July 16, 2015.